BYLAWS OF
                                  MIRENCO, INC.


                                    ARTICLE I
                                     OFFICES

         SECTION 1.1 - PRINCIPAL OFFICE. The principal office of the corporation in the State of Iowa shall be located in the City of Radcliffe, Hardin County. The corporation may have such other offices, within or without the State of Iowa, as the business of the corporation may require from time to time.

         SECTION 1.2 - REGISTERED OFFICE. The registered office of the corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation subject to change from time to time by resolution of the Board of Directors and filing of a statement of said change as required by the Iowa Business Corporation Act.


                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 2.1 - ANNUAL MEETING. The annual meeting of shareholders shall be held on such date (not a legal holiday) as the Board of Directors shall by resolution specify within a period commencing on December 15 and ending on January 31, in each year, beginning with 1998. At each annual meeting the election of the directors shall take place and such other business shall be transacted as may be properly presented to such meeting. If the election of directors shall not be held on the day so designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

         SECTION 2.2 - SPECIAL MEETING. Special meetings of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         SECTION 2.3 - PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

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         SECTION 2.4 - NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 2.5 - CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days and, in case, of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 2.6 - VOTING LIST. The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 2.7 - QUORUM OF SHAREHOLDERS. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by class is required by the Iowa Business Corporation Act, the Articles of Incorporation or these Bylaws. Should less than a quorum be present, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any business may be transacted at an adjourned meeting at which a quorum is present which could have been transacted at the meeting as originally called. If a quorum is present at the organization of a meeting but shareholders' withdrawals thereafter leave less than a quorum, the shareholders remaining present may continue to conduct business until adjournment; but their acts to be the acts of the shareholders shall require the same majority vote as is called for in the second sentence of this section.

         SECTION 2.8 - PROXIES. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be filed with the secretary of the meeting before or at the time of the meeting.

         SECTION 2.9 - VOTING OF SHARES. Subject to the provisions of Section 10 of this Article, each outstanding share of stock shall be entitled to one vote upon each matter submitted to vote at a meeting of the shareholders.

         SECTION 2.10 - VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for election of directors of such other corporation is held by this corporation shall be voted at any meeting or counted in determining the number of outstanding shares.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine, except as otherwise provided in the preceding paragraph.

         Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

         SECTION 2.11 - INFORMAL ACTION BY SHAREHOLDERS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 2.12 - VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         SECTION 2.13 - INSPECTORS OR JUDGES. The Board of Directors in advance of any meeting of shareholders, or the chairman of such meeting at the meeting, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If any such judge shall fail to appear or act, the chairman shall appoint a substitute. Such inspectors or judges, before entering on the discharge of their duties, shall swear or affirm faithfully to execute the duties of inspectors or judges. At such meeting, the inspectors or judges shall receive and take charge of the proxies and ballots, decide all questions relating to the qualification of voters, and the validity of proxies, and the acceptance or rejection of votes. An inspector or judge need not be a shareholder of the corporation, and any officer of the corporation may be an inspector or judge on any question other than a vote for or against a proposal in which he shall have a material interest.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.1 - GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         SECTION 3.2 - NUMBER AND ELECTION OF DIRECTORS. The number of directors shall be one (1). Such number may be increased or decreased as provided herein without action of the shareholders. The Board of Directors may increase or decrease the number of directors by amendment to these Bylaws. Any increase in the size of the Board of Directors shall create a vacancy which may be filled immediately by the existing directors without any vote of the shareholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, and each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         SECTION 3.3 - REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.4 - SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, or any one (1) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.5 - NOTICE. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed and postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6 - QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 3.7 - MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except to the extent otherwise provided in the Articles of Incorporation or these Bylaws.

         SECTION 3.8 - VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office; but if the director is elected to fill a vacancy created by an increase in the number of directors, his term shall expire at the next election of directors by the shareholders.

         SECTION 3.9 - COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to establish by resolution compensation of any and all directors or other persons for services to the corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

         SECTION 3.10 - PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.11 - INFORMAL ACTION BY DIRECTORS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the Committee of directors, as the case may be.

         SECTION 3.12 - TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors, or a committee of directors, may be taken by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 - NUMBER. The officers of the corporation shall consist of a President, one or more Vice-Presidents (the number of whom the Board of Directors shall determine), a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries, or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.
         SECTION 4.2 - ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4.3 - REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4.4 - VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.5 - PRESIDENT. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, subject to the general powers of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 4.6 - THE VICE PRESIDENT(S). In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant
Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.7 - THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation; and deposit all such moneys in the name to the corporation; and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.8 - THE SECRETARY. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporation records and the seal of the corporation, if any, and see that the seal of the corporation (if it has a seal) is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder; sign with the President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.9 - ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         SECTION 4.10 - OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors may appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally. Such assistant or acting officer may perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as the Board of Directors may otherwise define or restrict his powers.

         SECTION 4.11 - SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 5.1 - CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 5.2 - LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 5.3 - CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 5.4 - DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 6.1 -  CERTIFICATES  FOR SHARES.  Subject to the  provisions of
Section 22 of the Iowa Business Corporation Act, certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and, should the corporation have a seal, shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the persons signing for the transfer agent or registrar may also be facsimiles. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 6.2 - TRANSFERS OF SHARES. Subject to the rights conferred by law, transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only on surrender for cancellation of the certificate for such shares. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 6.3 - SALE OF STOCK. Any stockholder who desires to sell all or any part of his stock shall first offer the same to the corporation and then to all other stockholders at the price at which he proposes to sell said stock. Said Stockholder shall notify the Secretary of the corporation in writing of his proposal to sell and the Secretary shall then notify the Directors and other stockholders. If the corporation or the stockholders have not exercised their rights to purchase said stock within sixty (60) days from the date upon which the Secretary was notified of the proposal, the stockholder shall be authorized to sell said stock to any person at the price stated in said proposal but not for a lesser price. There shall be endorsed upon each certificate of stock issued by the corporation a statement in substance as follows:

         "THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF SECTIONS 2 AND 3 OF ARTICLE VI OF THE BYLAWS WHICH PROVISIONS PROVIDE IN SUBSTANCE THAT A HOLDER OF STOCK DESIRING TO SELL ANY OF HIS SHARES MUST FIRST OFFER THEM FOR SALE TO THE CORPORATION AND TO THE OTHER STOCKHOLDERS."


                                   ARTICLE VII
                                   FISCAL YEAR

     SECTION 7.1 - FISCAL YEAR. The fiscal year of the corporation shall be as fixed by resolution of the Board of Directors.

                                  ARTICLE VIII
                                    DIVIDENDS

         SECTION 8.1 - DIVIDENDS. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act and the Articles of Incorporation.


                                   ARTICLE IX
                                      SEAL

         SECTION 9.1 - SEAL. The Board of Directors may provide a corporate seal. If provided for, the seal shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Iowa."

                                    ARTICLE X
                                WAIVER OF NOTICE

         SECTION 10.1 - WAIVER OF NOTICE. Whenever any notice if required to be given to any shareholder or director of the corporation under the provisions of the Iowa Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE XI
                                   AMENDMENTS

         SECTION 11.1 - AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the corporation at which a quorum is present, by a majority vote of the directors present at the meeting.

                                   ARTICLE XII
                      VOTING OF STOCK IN OTHER CORPORATIONS

         SECTION 12.1 - VOTING OF STOCK IN OTHER CORPORATIONS. Subject to directions, if any, of the Board of Directors, the President, or in his absence any Vice President, is authorized and empowered to act for and on behalf of the corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations which is owned by the corporation, all without further authority than as herein contained. The Board of Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation in which this corporation may own or hold shares of stock.


                                  ARTICLE XIII
                                 INDEMNIFICATION

         SECTION 13.1 - INDEMNIFICATION. Any person with respect to whom corporations are empowered to grant indemnification in certain events under the Iowa Business Corporation Act shall be entitled to the full benefits of such indemnification as a matter of right by this corporation by reason of past or present service as a director, officer, employee or agent of this corporation, or past or present service at the request of this corporation in any of such capacities in or of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE XIV
                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 14.1 - EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (1) declare dividends or distributions; (2) approve or recommend to shareholders actions or proposals required by the Iowa Business Corporation Act to be approved by shareholders;
(3) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) reduce surplus; (7) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or, (8) authorize or approve the issuance or sale of, or any contract to issue or sell, shares; however, the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for issuance or sale, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize, to the extent permitted by the Iowa Business Corporation Act, a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold.